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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated April 14, 2000 included in this Form 10-K into the Company's previously filed Registration Statements File No. 333-29681 and 333-32083 pertaining to STAR Telecommunications, Inc. 1997 Omnibus Stock Incentive Plan, 1996 Stock Incentive Plan, 1996 Outside Director Non Statutory Stock Option and Employment/Consulting Agreements.

ARTHUR ANDERSEN LLP

Los Angeles, California
April 14, 2000